Exhibit 10.5
LOGMEIN, INC.
Incentive Stock Option Agreement
Granted Under 2007 Stock Incentive Plan
1. Grant of Option.
     This agreement evidences the grant by LogMeIn, Inc., a Delaware corporation (the “Company”), on           , 20      (the “Grant Date”) to                     , an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2007 Stock Incentive Plan (the “Plan”), a total of                     shares (the “Shares”) of common stock, $.01 par value per share, of the Company (“Common Stock”) at $           per Share. Unless earlier terminated, this option shall expire on            (the “Final Exercise Date”).
     It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.
2. Vesting Schedule.
     This option will become exercisable (“vest”) as to 25% of the original number of Shares at the end of each successive year following the Vesting Commencement Date (as defined below) until the fourth anniversary of the Vesting Commencement Date. For purposes of this Agreement, the “Vesting Commencement Date” shall mean                     , 200   .
     The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.
3. Exercise of Option.
     (a) Form of Exercise. Each election to exercise this option shall be accompanied by a completed Notice of Stock Option Exercise in the form attached hereto as Exhibit A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.
     (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).
     (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.
     (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.
     (e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.
4. Right of First Refusal; Restrictions on Transfer; and Agreement to Be Bound by Voting Agreement.
     (a) If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Shares acquired upon exercise of this option, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.
     (b) For 60 days following its receipt of such Transfer Notice, the Company shall have the option to purchase some or all of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase any Offered Shares (the Offered Shares to be purchased by the Company hereunder are referred to as the “Purchased Shares”), it shall give written notice of such election to the Participant within such 60-day period. Within 10 days after his receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Purchased Shares, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Purchased Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for the Purchased Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Purchased Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Purchased Shares.
     (c) If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares (other than the Purchased Shares) to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred to a third party pursuant to this Section 4 shall remain subject to the right of first refusal and transfer restrictions set forth in this Section 4 and the “lock-up” agreement set forth in Section 5, and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4 and Section 5.
     (d) After the time at which the Purchased Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Purchased Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Purchased Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Purchased Shares.
     (e) The following transactions shall be exempt from the provisions of this Section 4:
          (1) any transfer of Shares to or for the benefit of the Participant’s spouse or any of his or his spouse’s parents, children, siblings, nieces, nephews or grandchildren, or to a trust or similar entity for his or their benefit;
          (2) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

          (3) the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation);
provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to the right of first refusal and transfer restrictions set forth in this Section 4 and the “lock-up” agreement set forth in Section 5, and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4 and Section 5.
     (f) The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.
     (g) The provisions of this Section 4 shall terminate upon the earlier of the following events:
          (1) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or
          (2) the sale of all or substantially all of the outstanding capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Common Stock immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction). A transaction of the type contemplated by this Section 4(g)(2) is herein referred to as a “Sale” of the Company.
     (h) The Participant shall not transfer any Shares, or any interest therein, to any person or entity that is a competitor of the Company, as determined by the Board of Directors of the Company in its sole discretion, unless such transfer is made in connection with the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise.
     (i) The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.
     (j) Upon the execution and delivery to the Company of this Agreement by the Participant, the Participant shall hereby become party to, bound by and subject to all of the terms and provisions of that certain Amended and Restated Voting Agreement, dated as of December 5, 2005, by and among the Company and certain other parties thereto (as amended and/or restated from time to time, the “Voting Agreement”), as a Holder (as defined in the Voting Agreement) thereunder. A copy of the Voting Agreement shall be made available to the Participant upon request. The Participant agrees that if the Participant’s obligations under Sections 4 and 5 of this Agreement conflict with those set forth in such Voting Agreement, the terms of the Voting Agreement shall prevail.

     (k) The certificate representing Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Company securities):
“The shares represented by this certificate are subject to a right of first refusal in favor of the Company and other transfer restrictions, as provided in a certain stock option agreement and a certain voting agreement with the Company.”
5. Agreement in Connection with Public Offering.
     The Participant agrees, in connection with the initial underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for a period of 180 days from the effective date of such registration statement, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.
6. Withholding.
     No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.
7. Nontransferability of Option.
     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.
8. Disqualifying Disposition.
     If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.
9. Provisions of the Plan.
     This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

10. Section 409A.
     The delivery of the Shares upon exercise of this option shall not be deferred in a manner that violates Section 409A of the Code, unless the Board specifically permits such deferral. The Company shall have no liability to a participant, or any other party, if this option is not exempt from, or compliant with, Section 409A or for any action taken by the Board with respect to the option.
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     IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

LOGMEIN, INC.
Dated: _________	By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE
     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2007 Stock Incentive Plan.

PARTICIPANT:

Address: